UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETD	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ethan Allen Interiors Inc. and its wholly owned subsidiary, Ethan Allen Global, Inc. (collectively, the “Company”) entered into a new employment agreement, dated as of February 3, 2022, and effective as of July 1, 2022, between the Company and M. Farooq Kathwari (the “2022 Employment Agreement”). Pursuant to the 2022 Employment Agreement, Mr. Kathwari will remain as Chairman, President and Chief Executive Officer of the Company, for a term of three years ending June 30, 2025.

The following provides a brief description of the compensation and other provisions under the terms of the 2022 Employment Agreement.

Base Salary

Throughout the term of employment, Mr. Kathwari will receive a base salary of $1,150,000, per annum.

Annual Incentive Bonus

Mr. Kathwari will be eligible to earn an annual incentive bonus (the “Annual Incentive Bonus”). The Annual Incentive Bonus payable to Mr. Kathwari shall be determined by the Company’s financial performance for a fiscal year period measured year over year utilizing two financial measures of the Company’s performance, each a “Performance Metric.”

Attainment at each level of performance will be expressed as a percentage of Mr. Kathwari’s annual base salary rate as follows:

Annual Incentive Bonus Performance Achievement Level	Payout (as Percentage of Base Salary)	Annual Incentive Bonus Amount
Threshold	60%	$690,000
Target	100%	$1,150,000
Maximum	140%	$1,610,000

For purposes of the Annual Incentive Bonus for each fiscal year, within 90 days following the commencement of that fiscal year, the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”), subject to review and ratification by the Board, will set and establish, (i) two Performance Metrics, (ii) the weighting of each Performance Metric as it relates to the total Annual Incentive Bonus opportunity, and (iii) a Target level of performance along with a Threshold level and Maximum level for each Performance Metric.

Performance-Based Stock Units

Mr. Kathwari shall receive an annual grant of performance-based stock units (“Performance Units”), providing a contingent right to receive shares of the Company's common stock, par value $0.01 per share (“Common Stock”), conditioned upon the Company's achievement of certain Performance Metrics. The Performance Units will be issued under the terms and conditions of the Company’s existing Stock Incentive Plan and a separate performance-based stock unit agreement (the “Performance-Based Stock Unit Agreement”), which shall be executed by Mr. Kathwari and the Company.

Each annual grant of Performance Units shall performance vest over three consecutive fiscal years, each year an individual performance measurement period, and shall time vest and become fully vested upon the third anniversary date of the grant. The Performance Units earned by Mr. Kathwari shall be determined by the Company’s financial performance for each of the three fiscal year periods measured year over year utilizing three Performance Metrics.

The value of the Performance Units granted at each of the Target, Threshold and Maximum levels of achievement will be expressed as a percentage of Mr. Kathwari’s annual base salary rate as follows:

Performance Units Achievement Level	Value of Performance Units Grant as a Percentage of Base Salary	Performance Units Grant Value
Threshold	65%	$747,500
Target	105%	$1,207,500
Maximum	145%	$1,667,500

The number of Performance Units granted at each performance achievement level shall be determined by dividing the Performance Units grant value at each of the Target, Threshold and Maximum performance achievement levels by the fair market value of the Performance Units on the date of the grant.

For each grant of Performance Units, the amount of the grant that will be earned will be determined by reference to the achievement of the Company in attaining the Performance Metric goals for each of the three fiscal years.

For purposes of the Performance Units grant for each fiscal year, within 90 days following the commencement of that fiscal year, the Compensation Committee, subject to review and ratification by the Board, will set and establish: (i) three Performance Metrics, (ii) the weighting of each Performance Metric as it relates to the total Performance Units opportunity, (iii) the weighting of each of the three years as it relates to the total Performance Units opportunity and (iv) a Target level of performance along with a Threshold level and Maximum level for each Performance Metric.

Restricted Stock Units

Mr. Kathwari shall receive an annual grant of restricted stock units (“Restricted Stock Units”), providing a contingent right to receive shares of Common Stock conditioned upon a service based vesting schedule. The Restricted Stock Units will be issued under the Company’s existing Stock Incentive Plan and a separate restricted stock unit agreement (the “Restricted Stock Unit Agreement”).

Each annual grant of Restricted Stock Units shall time vest ratably over three consecutive fiscal years, on the anniversary date of the grant, at which time the shares of Common Stock underlying such Restricted Stock Units will be issued.

The grant value of each annual grant of Restricted Stock Units will be equal to 27% of Mr. Kathwari’s annual base salary, or $310,500. The number of Restricted Stock Units granted shall be determined by dividing the grant value of the Restricted Stock Units grant by the fair market value of a Restricted Stock Units on the date of the grant.

Other Provisions

Termination. In the event Mr. Kathwari’s employment with the Company is terminated by reason of death or disability, he (or his estate) will receive salary continuation for twelve (12) months, an annual incentive bonus in respect of the full fiscal year in which the date of termination occurs, accelerated vesting of all Restricted Stock Units and performance-vested Performance Units awarded and granted under the 2022 Employment Agreement, deferred compensation, life and disability insurance premiums, expense reimbursement and such other and customary benefits as the Company provides to its employees. If Mr. Kathwari’s employment is terminated by the Company without “cause”, or by Mr. Kathwari “for good reason” he will receive salary continuation for twenty-four (24) months and a severance payment not to exceed $2.0 million dollars, accelerated vesting of all Restricted Stock Units and performance-vested Performance Units awarded and granted under the 2022 Employment Agreement, life and disability insurance premiums, and health and welfare benefits. Mr. Kathwari will also be subject to a twenty-four (24) month “non-compete” restrictive covenant. If Mr. Kathwari’s employment is terminated as a result of a change in control, he will receive salary continuation for twenty-four (24) months plus a severance payment not to exceed $2.0 million dollars, accelerated vesting of all Restricted Stock Units and Performance Units awarded and granted under the 2022 Employment Agreement, life and disability premiums, and health and welfare benefits. Mr. Kathwari will also be subject to a twenty-four (24) month “non-compete” restrictive covenant granted by Mr. Kathwari for the benefit of the Company. If Mr. Kathwari’s employment is terminated for “cause”, Mr. Kathwari will receive, in addition to payment of all compensation due or unreimbursed expenses as of the date of termination, deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums and such other and customary benefits as the Company provides to its employees. If Mr. Kathwari’s employment is terminated as a result of retirement by Mr. Kathwari, he will receive his salary to the date of termination plus a prorated annual incentive bonus in respect of the fiscal year in which the date of termination occurs, accelerated vesting of all Restricted Stock Units and performance-vested Performance Units awarded and granted under the 2022 Employment Agreement. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums, health and welfare benefits, and such other and customary benefits as the Company provides for its employees.

Share Equivalent. For each grant of Performance Units and Restricted Stock Units (“Stock Units”), the number of shares of Common Stock issuable in respect of each Stock Unit as of the date of the grant is one share and the aggregate number of shares of Common Stock issuable with respect to a Stock Unit for any fiscal year is specified as of the date of the grant. Such number or numbers of shares shall be adjusted for stock dividends, stock splits, reclassifications, recapitalizations, and similar events in respect of the Common Stock occurring after the date of the grant.

Claw-back Provision. The right to receive (or retain) any Annual Incentive Bonus, Stock Units or benefits of the Stock Units will be subject to “claw-back” or similar obligations set forth in Company’s policies duly approved by the Company’s Board of Directors and required by applicable laws and regulations, and furthermore, will be subject to retention and restriction on sale, hedging, transfer or similar obligations set forth in the Company’s policies duly approved by the Board.

The foregoing summary of the 2022 Employment Agreement is qualified in its entirety by the text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and M. Farooq Kathwari, dated February 3, 2022
10.2	Form of Performance-based Stock Unit Agreement
10.3	Form of Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: February 3, 2022	By:	/s/ Eric D. Koster
Eric D. Koster Vice President, General Counsel and Secretary